BANGLA PROPERTY MANAGEMENT, INC.
                           A DEVELOPMENT STAGE COMPANY
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EXHIBIT 23.1 - CONSENT OF MILLER & MCCOLLOM, CERTIFIED PUBLIC ACCOUNTANTS
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January 15, 2004


Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

As independent certified public accountants of Bangla Property Management, Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 18, 2003 in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.



/s/ Miller and McCollom


MILLER AND MCCOLLOM
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado  80033